UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Ooma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37493	06-1713274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Almanor Avenue, Suite 200, Sunnyvale, California 94085

(Address of principal executive offices)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2020, the Board of Directors (the “Board”) of Ooma, Inc. (the “Company”) appointed Judi A. Hand to the Board as a Class III director, effective immediately. Ms. Hand was also appointed to the Nominating and Governance Committee of the Board. In connection with the appointment of Ms. Hand to the Board, on June 5, 2020, Alison Davis notified the Board of her decision to resign from the Board, effective immediately. Her decision to resign was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Ms. Hand’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2020 (the “Proxy Statement”), and she will enter into the Company’s standard form of indemnification agreement for the Company’s officers and directors. There are no arrangements or understandings between Ms. Hand and any other persons pursuant to which Ms. Hand was selected as a director, and there are no transactions in which Ms. Hand has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 3, 2020 (the “Annual Meeting”), stockholders holding and entitled to vote 18,061,847 shares of common stock of the Company, or approximately 81.85% of the total outstanding shares of common stock on the record date for the Annual Meeting, which constituted a quorum, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following two proposals, each of which is described in detail in the Proxy Statement. The voting results are reported below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Board as Class II directors to hold office until the 2023 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until his or her earlier resignation or removal. The results of the election were as follows:

Nominee	For	Withheld
Susan Butenhoff	11,568,335	2,048,239
Russ Mann	11,532,111	2,084,463

Broker Non-votes (all Directors)

4,445,273

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021. There were no broker non-votes on this proposal. The results of the ratification were as follows:

For	Against	Abstain
18,001,739	52,279	7,829

The results reported above are final voting results.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 8, 2020, announcing the appointment of Ms. Hand to the Board as described in Item 5.02 above. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press release dated June 8, 2020 titled “Ooma Appoints Judi Hand To Its Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.

Date: June 8, 2020	By:	/s/ Jenny Yeh
Jenny Yeh
Vice President and General Counsel